UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       February 24, 2014

BRIDGELINE DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

  (781) 376-5555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2014, Bridgeline Digital, Inc. entered into a Restricted Stock Agreement (the “Agreement”) with those Directors of its Board of Directors who elected to be granted restricted stock of Bridgeline Digital, Inc. (“BLIN”) in lieu of quarterly cash compensation for their respective service(s) as a Director on Bridgeline Digital Inc.’s Board of Directors.

The material terms and conditions of the Agreement include the award date, the price of the restricted stock, and the vesting schedule. The award was calculated by using the closing price of BLIN common stock, as reported by the NASDAQ Capital Markets on February 24, 2014, and then dividing the cash equivalent by that amount. The total amount of restricted shares granted is 56,897 of common stock.

A copy of the Agreement will be included as an exhibit to the Company’s Form 10-Q. The foregoing description of the exhibit does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement by and between Bridgeline Digital, Inc. and certain Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.

Date: February 28, 2014	By:	/s/ Michael D. Prinn
Name: Michael D. Prinn
Title: Executive President and Chief Financial Officer